SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2004

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 8, 2004, Ventas, Inc. (the “Company”), as guarantor, and Ventas Realty, Limited Partnership, a wholly owned subsidiary of the Company (“Ventas Realty”), as borrower, entered into a Third Amended and Restated Credit, Security and Guaranty Agreement (the “New Credit Agreement”) with Bank of America, N.A., as Administrative Agent and Issuing Bank for the Letters of Credit thereunder, Merrill Lynch & Co., Merrill Lynch Pierce Fenner & Smith Incorporated and UBS Securities LLC, as Co-Syndication Agents, Calyon New York Branch, JPMorgan Chase Bank and Citicorp North America, Inc., as Co-Documentation Agents, and the lenders referred to therein. The New Credit Agreement provides for a $300 million, senior secured revolving credit facility, which replaces the senior secured revolving credit facility and term loan provided under the Second Amended and Restated Credit, Security and Guaranty Agreement dated as of April 17, 2002 (the “Prior Credit Agreement”) among Ventas Realty, as borrower, the Company and certain subsidiaries of the Company identified therein, as guarantors, the lenders identified therein, including Bank of America, N.A., as Issuing Bank for the Letters of Credit thereunder, Bank of America, N.A., as Administrative Agent, and UBS Warburg LLC, as Syndication Agent. Ventas Realty may increase its borrowing capacity under the New Credit Agreement, subject to the satisfaction of certain conditions set forth therein, up to $450 million (which increase may take the form of additional revolving loans and/or a term loan).

Borrowings outstanding under the New Credit Agreement bear interest at a fluctuating rate per annum equal to an applicable percentage over (i) in the case of Eurodollar rate loans, a one-, two-, three- or six-month Eurodollar rate, at Ventas Realty’s option, or (ii) in the case of base rate loans, the higher of (x) the federal funds rate in effect for the relevant period plus 50 basis points and (y) the annual rate of interest announced by Bank of America, N.A. as its “prime rate.” The applicable percentage is determined by reference to the Company’s consolidated leverage ratio and ranges from 1.05% to 1.75% for Eurodollar rate loans and from 0.00% to 0.50% for base rate loans.

As of September 10, 2004, Ventas Realty had $149 million of outstanding borrowings and $500,000 of outstanding letters of credit under the New Credit Agreement.

Ventas Realty’s obligations under the New Credit Agreement are initially guaranteed by the Company and secured by a lien on certain of Ventas Realty’s real property assets (and related leases and rents) and cash collateral deposited with the Administrative Agent from time to time.

The New Credit Agreement matures on September 8, 2007 but may be extended, at Ventas Realty’s option, subject to the satisfaction of certain conditions set forth therein, for an additional period of one year. Loans outstanding under the New Credit Agreement may be repaid from time to time without premium or penalty, other than customary breakage costs, if any, with respect to Eurodollar rate loans.

The New Credit Agreement imposes various restrictions on Ventas Realty and the Company, including restrictions pertaining to: (i) the incurrence of additional indebtedness; (ii) limitations on liens; (iii) certain dividend, distribution and other payments; (iv) mergers, sales of assets and other transactions; (v) the maintenance of minimum consolidated adjusted net worth and certain consolidated leverage ratios and consolidated fixed charge coverage ratios; (vi) transactions with affiliates; (vii) permitted business and development activities and uses of loan proceeds; and (viii) changes to material agreements.

The New Credit Agreement contains usual and customary events of default. If a default occurs and is continuing, Ventas Realty may be required to repay all amounts outstanding thereunder.

The foregoing description is qualified by reference in its entirety to the New Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference. Filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, and also incorporated in this Item 1.01 by reference are copies of (1) the First Amendment to Amended and Restated Open-End Mortgage, Assignment of Rents and Security Agreement dated as of September 8, 2004 between Ventas Realty, as Mortgagor, to Bank of America, N.A., Administrative Agent, in its capacity as Administrative Agent, as Mortgagee, (2) the First Amendment to Amended and Restated Deed of Trust, Assignment of Rents and Leases and Security Agreement dated as of September 8, 2004 between Ventas Realty, as Grantor, and Bank of America, N.A., in its capacity as Administrative Agent, as Beneficiary, and (3) the First Amendment to Amended and Restated Assignment of Leases and Rents dated as of September 8, 2004 between Ventas Realty, as Assignor, and Bank of America, N.A., in its capacity as Administrative Agent, as Assignee. Filed herewith as Exhibit 10.5 and incorporated in this Item 1.01 by reference is a Schedule of Agreements Substantially Identical in All Material Respects to Agreements Filed as Exhibits 10.2, 10.3 and 10.4 pursuant to Instruction 2 to Item 601 of Regulation S-K.

In connection with the New Credit Agreement, Ventas Realty also entered into a Lease Severance and Amendment Agreement dated as of September 8, 2004 (the “Lease Severance Agreement”) with Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc. (collectively, “Kindred”), with respect to eight real properties (the “Bundle 2 Properties”) that had been pledged as collateral under the Prior Credit Agreement but were not used to secure the New Credit Agreement. Pursuant to the Lease Severance Agreement, the Bundle 2 Properties were removed from the Amended and Restated Master Lease Agreement No. 1 dated as of April 20, 2001, as amended (“Master Lease No. 1”), between Ventas Realty and Kindred and placed in a new Master Lease Agreement No. 1A dated as of September 8, 2004 (“Master Lease No. 1A”) between the parties.

Master Lease No. 1A is a “triple-net lease” or an “absolute-net lease” pursuant to which Kindred is required to pay all insurance, taxes, utilities, maintenance and repairs related to the properties. The term and renewal options applicable to the Bundle 2 Properties remain unchanged from the term and renewal options that applied to those properties under Master Lease No. 1.

Base Rent (as defined in Master Lease No. 1A) for the Bundle 2 Properties is payable all in cash and escalates on May 1 of each year at an annual rate of 3.5% over the Prior Period Base Rent (as defined in Master Lease No. 1A) if certain Kindred revenue parameters are met.

Under the terms of Master Lease No. 1A, Ventas Realty has a one-time right to reset the Base Rent thereunder (the “Reset Right”), exercisable on or after January 20, 2006 but prior to July 20, 2007, to a then fair market rental rate, for a fee of $105,908 payable at the time of exercise. The Reset Right under Master Lease No. 1A can only be exercised in conjunction with the exercise of the Reset Right under Master Lease No. 1.

Master Lease No. 1A and Master Lease No. 1 can be recombined at any time at the sole option of the Company.

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The foregoing description is qualified by reference in its entirety to Master Lease No. 1A and the Lease Severance Agreement, copies of which are filed herewith as Exhibits 10.6 and 10.7, respectively, and incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement.

The description of the New Credit Agreement set forth under “Item 1.01 Entry into a Material Definitive Agreement” above and Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K are incorporated in this Item 2.03 by reference. Such description is qualified by reference in its entirety to such exhibits.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 9, 2004, Christopher T. Hannon, Senior Vice President and Chief Financial Officer of Province Healthcare Company, was appointed to the Board of Directors of the Company. Mr. Hannon will initially serve on the Company’s Audit and Compliance Committee.

Under the term of the Ventas, Inc. 2004 Stock Plan for Directors, on his appointment to the Board, Mr. Hannon received a grant of 2,000 shares of restricted common stock in the Company, which shares vest one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant.

A copy of the press release issued by the Company on September 9, 2004 announcing Mr. Hannon’s appointment to the Board is filed herewith as Exhibit 99.1 and incorporated in this Item 5.02 by reference.

Item 8.01.	Other Events.

On September 9, 2004, the Company’s Board of Directors declared a regular quarterly dividend of $0.325 per share, payable in cash on September 30, 2004, to stockholders of record on September 20, 2004.

The portion of the press release issued by the Company on September 9, 2004 relating to the dividend declaration, which press release is filed herewith as Exhibit 99.2, is incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits:

Exhibit Number	Description

10.1	Third Amended and Restated Credit, Security and Guaranty Agreement, dated as of September 8, 2004, among Ventas Realty, as borrower, the Company and certain subsidiaries of the Company identified therein, as guarantors, the lenders identified therein, Bank of America, N.A., as Administrative Agent and Issuing Bank for the Letters of Credit thereunder, Merrill Lynch & Co., Merrill Lynch Pierce Fenner & Smith Incorporated and UBS Securities LLC, as Co-Syndication Agents, and Calyon New York Branch, JPMorgan Chase Bank and Citicorp North America, Inc., as Co-Documentation Agents.

10.2	First Amendment to Amended and Restated Open-End Mortgage, Assignment of Rents and Security Agreement dated as of September 8, 2004 between Ventas Realty, as Mortgagor, and Bank of America, N.A., in its capacity as Administrative Agent, as Mortgagee.

10.3	First Amendment to Amended and Restated Deed of Trust, Assignment of Rents and Leases and Security Agreement dated as of September 8, 2004 between Ventas Realty, as Grantor, and Bank of America, N.A., in its capacity as Administrative Agent, as Beneficiary.

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10.4	First Amendment to Amended and Restated Assignment of Leases and Rents dated as of September 8, 2004 between Ventas Realty, as Assignor, and Bank of America, N.A., in its capacity as Administrative Agent, as Assignee.

10.5	Schedule of Agreements Substantially Identical in All Material Respects to Agreements Filed as Exhibits 10.2, 10.3 and 10.4 pursuant to Instruction 2 to Item 601 of Regulation S-K.

10.6	Master Lease Agreement No. 1A dated as of September 8, 2004 by and between Ventas Realty and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc.

10.7	Lease Severance and Amendment Agreement dated as of September 8, 2004 between Ventas Realty and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc.

99.1	Press Release issued by the Company on September 9, 2004 (relating to the new director appointment).

99.2	Press Release issued by the Company on September 9, 2004 (relating to the new credit agreement and dividend declaration).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: September 10, 2004	By:	/S/ T. RICHARD RINEY
T. Richard Riney
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amended and Restated Credit, Security and Guaranty Agreement, dated as of September 8, 2004, among Ventas Realty, as borrower, the Company and certain subsidiaries of the Company identified therein, as guarantors, the lenders identified therein, Bank of America, N.A., as Administrative Agent and Issuing Bank for the Letters of Credit thereunder, Merrill Lynch & Co., Merrill Lynch Pierce Fenner & Smith Incorporated and UBS Securities LLC, as Co-Syndication Agents, and Calyon New York Branch, JPMorgan Chase Bank and Citicorp North America, Inc., as Co-Documentation Agents.

10.2	First Amendment to Amended and Restated Open-End Mortgage, Assignment of Rents and Security Agreement dated as of September 8, 2004 between Ventas Realty, as Mortgagor, and Bank of America, N.A., in its capacity as Administrative Agent, as Mortgagee.

10.3	First Amendment to Amended and Restated Deed of Trust, Assignment of Rents and Leases and Security Agreement dated as of September 8, 2004 between Ventas Realty, as Grantor, and Bank of America, N.A., in its capacity as Administrative Agent, as Beneficiary.

10.4	First Amendment to Amended and Restated Assignment of Leases and Rents dated as of September 8, 2004 between Ventas Realty, as Assignor, and Bank of America, N.A., in its capacity as Administrative Agent, as Assignee.

10.5	Schedule of Agreements Substantially Identical in All Material Respects to Agreements Filed as Exhibits 10.2, 10.3 and 10.4 pursuant to Instruction 2 to Item 601 of Regulation S-K.

10.6	Master Lease Agreement No. 1A dated as of September 8, 2004 by and between Ventas Realty and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc.

10.7	Lease Severance and Amendment Agreement dated as of September 8, 2004 between Ventas Realty and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc.

99.1	Press Release issued by the Company on September 9, 2004 (relating to the new director appointment).

99.2	Press Release issued by the Company on September 9, 2004 (relating to the new credit agreement and dividend declaration).